SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   January 13, 2004



                            ELIZABETH ARDEN, INC.
          (Exact name of registrant as specified in its charter)



            Florida                  1-6370               59-0914138
 (State or other jurisdiction     (Commission           (IRS Employer
        of incorporation)         File Number)        Identification No.)



   14100 N.W. 60th Avenue, Miami Lakes, Florida             33014
     (Address of principal executive offices)             (Zip Code)


   Registrant's telephone number, including area code:   (305) 818-8000




        _____________________________________________________________
        (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

              99.1 Press Release dated January 13, 2004.


Item 9.  Regulation FD Disclosure.

     On January 13, 2004, Elizabeth Arden, Inc. (the "Company") announced that it closed the previously announced private placement of $225 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2014 (the "7 3/4% Notes"). The Company also announced that is has called for redemption $84,285,000 aggregate principal amount of its 10 3/8% Senior Notes due 2007 (the "10 3/8% Notes") representing all outstanding principal amounts that have not previously been called. The redemption date will be February 12, 2004.

     The Company received net proceeds from the sale of the 7 3/4% Notes of approximately $219 million which will be used to purchase any and all 11 3/4% Senior Secured Notes due 2011 that are tendered pursuant to the Company's cash tender offer announced on December 24, 2003, as well as approximately $95 million aggregate principal amount of the 10 3/8% Notes. The cash tender offer expires January 22, 2004 unless extended by the Company.

     A copy of the press release is attached to this Form 8-K as Exhibit 99.1.



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ELIZABETH ARDEN, INC.


Date:   January 13, 2004            /s/ Stephen J. Smith
        ----------------            --------------------
                                    Stephen J. Smith
                                    Executive Vice President and
                                    Chief Financial Officer

                                EXHIBIT INDEX


Exhibit Number                         Description
--------------     ----------------------------------------------------------
     99.1          Press Release dated January 13, 2004.